UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2025

CINGULATE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40874	86-3825535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1901 W. 47th Place

Kansas City, KS 66205

(Address of principal executive offices) (Zip Code)

(913) 942-2300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CING	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Warrants, exercisable for one share of common stock	CINGW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Cingulate Inc. (the “Company”) 2025 Annual Meeting of Stockholders held on June 10, 2025 (the “Annual Meeting”), the Company’s stockholders approved Amendment No. 2 to the Cingulate Inc. 2021 Omnibus Equity Incentive Plan (the “Equity Plan”) to increase the number of shares of common stock authorized for issuance thereunder by 800,000 shares (the “Amendment”). The board of directors of the Company had previously approved the Amendment, subject to stockholder approval, and the Amendment became effective upon such stockholder approval.

A copy of the Amendment is included with this Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing summary is qualified in its entirety by reference to the terms and provisions of the Amendment.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, five proposals were submitted to the Company’s stockholders. The final voting results were as follows:

Proposal 1

The Company’s stockholders elected the following Class I director to serve for a term expiring at the 2028 annual meeting of stockholders and until his successor has been duly elected.

Name	For	Withhold	Broker Non-Votes
Peter J. Werth	732,644	42,708	1,663,518

Proposal 2

The Company’s stockholders approved the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

For	Against	Abstain	Broker Non-Votes
2,434,032	1,630	3,208	0

Proposal 3

The Company’s stockholders approved the Amendment to the Equity Plan to increase the number of shares of common stock authorized for issuance thereunder by 800,000 shares to 1,141,826 shares.

For	Against	Abstain	Broker Non-Votes
606,730	165,846	2,776	1,663,518

Proposal 4

The Company’s stockholders adopted and approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s issued shares of common stock, at a specific ratio, ranging from one-for-two (1:2) to one-for-twenty-five (1:25), at any time prior to the one-year anniversary date of the Annual Meeting, with the exact ratio to be determined by the Board of Directors without further approval or authorization of the Company’s stockholders.

For	Against	Abstain	Broker Non-Votes
1,565,119	823,046	50,705	0

Proposal 5

The Company’s stockholders approved the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more of foregoing proposals. Adjournment of the Annual Meeting was deemed not necessary, because there were sufficient votes at the time of the Annual Meeting to approve each proposal.

For	Against	Abstain	Broker Non-Votes
1,910,553	499,038	29,279	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 2 to the Cingulate Inc. 2021 Omnibus Equity Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINGULATE INC.

Dated: June 11, 2025	By:	/s/ Shane J. Schaffer
	Name:	Shane J. Schaffer
	Title:	Chief Executive Officer